SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                      Sound Federal Bancorp
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     (Exact name of registrant as specified in its charter)


Federal                                 To Be Applied For
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(State of incorporation                 (I.R.S. Employer
 or organization)                      Identification No.)


300 Mamaroneck Avenue, Mamaroneck, New York      10543-2647
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(Address of principal executive offices)         (Zip Code)

If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to Section     securities pursuant to Section
12(b) of the Exchange Act and      12(g) of the Exchange Act and
is effective pursuant to      is effective pursuant to
General Instruction A.(c),         General Instruction A.(d),
please check the following         please check the following
box. / /                      box. /X/

   Securities Act registration statement file number to which this form relates: 333-57377

Securities to be registered pursuant to Section 12(b) of the Act.

     None                                  N/A
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(Title of Class)              (Name of each exchange on which
                              each class is to be registered)


Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock par value $.10 per share
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                        (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock," "Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-57377) which is hereby incorporated by reference. For a description of the provisions of the Registrant's Stock Holding Company Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of the Company" in the Registrant's Prospectus referenced above.

Item 2.  Exhibits.

     1.   Registration Statement on Form S-1 (Registration Number
333-57377) dated June 19, 1998 is hereby incorporated by reference.

     2. Stock Holding Company Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-
1 as filed on June 19, 1998).

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on June 19, 1998).

     4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on June 19, 1998).

                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              SOUND FEDERAL BANCORP
                              (In Formation)



Date: August 17, 1998         By:  \s\ Richard P. McStravick
                                   ------------------------------
                                   Richard P. McStravick
                                   President and Chief Executive
                                    Officer